Exhibit 99.1

Neighborhood Intelligence Terminates Proposed Acquisition of F9 Brands

Company Reaffirms Disciplined Capital Allocation and Growth Strategy Across Its Home Services Pillar

NASHVILLE, Tenn. (BUSINESS WIRE) Neighborhood Intelligence, Inc. (Nasdaq: NXH) (“Neighborhood” or the “Company”) today announced that the Company and F9 Brands, Inc. (“F9”) have terminated the previously announced acquisition agreement.

We determined F9 was unable to satisfy all closing requirements within the contemplated timeframe. Neighborhood will not proceed with the acquisition or enter into a commercial or strategic collaboration with F9. The companies will continue to operate independently, and the terms and economics of the previously announced acquisition agreement are no longer in effect.

As of August 31, 2026, after giving effect to the completed acquisitions of The Container Store, Kirkland’s, Installed Right and SFV Construction Services, Neighborhood had approximately 97 million shares of common stock issued and outstanding.

No shares will be issued and no acquisition capital will be deployed in connection with F9.

“Disciplined capital allocation and protecting shareholder value are central to how we evaluate every transaction,” said Marcus Lemonis, Executive Chairman of Neighborhood Intelligence. “We evaluate opportunities continuously, and this is one of many transactions we have considered that we elected not to pursue. In this case, we determined the seller was unable to satisfy the closing conditions, which are essential to our confidence in any business we acquire. We appreciate the time and effort contributed by the F9 management team and employees throughout the process. We remain focused on the strength of the Home Services platform, anchored by Elfa, Closet Works and SFV Construction Services, and on pursuing opportunities that meet our strategic, financial, and operational standards.”

Neighborhood plans to build on Elfa’s whole-home solutions platform by leveraging its design, engineering and manufacturing capabilities across kitchen, laundry, bath, closet and garage.

About Neighborhood

Neighborhood Intelligence (Nasdaq: NXH), previously Bed Bath & Beyond, Inc., is a data and technology company organized around three interconnected pillars: Omni-Channel Retail, Home Services and Home Ownership.

Its portfolio includes Bed Bath & Beyond, Overstock, buybuy BABY, Kirkland’s, The Container Store, Elfa and Closet Works, along with its expanding Home Services and Home Ownership businesses. Neighborhood connects products, services, financing, expertise and data to make homeownership simpler and more affordable.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding plans and strategies for the Company, planned commercial arrangements, planned acquisitions; our industry, business strategy, plans, goals and expectations concerning our market position, future operations and other financial and operating information.

Forward-looking statements are neither promises nor guarantees and involve risks, uncertainties and other important factors that may cause actual results to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to: the anticipated expansion of Elfa and SFV Services; customer, data and revenue-sharing initiatives; potential investments or acquisitions; and the expected benefits and timing of these initiatives, and other important factors discussed under the caption  “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as such factors may be updated from time to time in the Company’s subsequent filings with the SEC.

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Source: Neighborhood Intelligence, Inc.